AVIS BUDGET GROUP REPORTS FIRST QUARTER 2020 RESULTS AND PANDEMIC RESPONSE ACTIONS

PARSIPPANY, N.J., May 4, 2020 - Avis Budget Group, Inc. (NASDAQ: CAR) today reported results for its first quarter ended March 31, 2020.

First Quarter 2020 over First Quarter 2019:
•Revenues of $1.8 billion, a decrease of 9%, however, year to date February Revenues were up 9%
•Net loss of $158 million, or $2.16 per diluted share and Adjusted net loss of $103 million, or $1.40 per Adjusted diluted share
•Adjusted EBITDA loss of $87 million, however, year to date February Adjusted EBITDA was up ~$60 million
•Per-Unit Fleet Costs improved 7% excluding exchange rate effects
•Available liquidity of $1.6 billion at March 31, 2020

Company Results

The momentum from the fourth quarter continued into the first quarter and we were off to a record start, with revenues up 9%, driven by a 15% improvement in the Americas and Adjusted EBITDA approximately $60 million better than the prior year through February. However, the pandemic impacted travel activity and shelter in place requirements caused significant deterioration in revenue through March. We took dramatic action to respond to the crisis, including significant reductions in personnel, shrinking the size of the fleet, and halting all non-essential spending, initially targeting $400 million in annualized cost savings, which we materially increased.

“I am incredibly proud of our team,” said Joe Ferraro, Avis Budget Group Interim Chief Executive Officer. “We ended February off to a record start to the year, and in less than a week, we pivoted the entire organization to respond to the unprecedented effects of the pandemic on our business and the economy. Our top priority continues to be the safety of both our employees and our customers. Our front line employees went above and beyond to assist people in getting home, traveling to care for loved ones or to provide essential services, including first responders and delivery services. At the same time, we took early and decisive actions with our fleet, disposing of 35,000 cars in the month of March and cancelling 80% of our incoming rental vehicle orders in the United States for the remainder of the year.”

First quarter revenues decreased 8% compared to prior year excluding a $20 million negative impact from currency exchange rate movements, comprised of a 7% decrease in Rental Days and a 1% decrease in Revenue per Day, excluding exchange rate effects. For the quarter, net loss was $158 million, or $2.16 per diluted share, Adjusted EBITDA loss was $87 million and Adjusted net loss was $103 million, or $1.40 per Adjusted diluted share.

“We quickly responded to remove costs and preserve liquidity,” said Ferraro. “As of the end of April, we achieved over $2.0 billion of annualized cost removal actions, including reductions in headcount, a significantly smaller vehicle fleet, and the elimination of all non-essential capital and operating expenses. However, we will remain vigilant and will identify additional cost removal actions if we experience a slower recovery or in the event of further disruption later in the year.”

Current Liquidity and Credit Amendment

As of March 31, 2020, we had available liquidity of $1.6 billion, comprised of $0.7 billion in cash and cash equivalents, approximately $0.7 billion of accessible cash from our vehicle programs, which is not consolidated on our balance sheet, and $0.2 billion in availability under our revolving credit facility after taking into account estimated needs for letters of credit. We estimate our cash burn for the second quarter 2020 will be approximately $800 million, excluding $100 million of debt retirements associated with our senior notes due 2023 which were redeemed in February.

We have no meaningful corporate debt maturities until 2023 and have no material fleet financing maturities in 2020. Based on current operational assumptions, we believe we have adequate liquidity for the balance of 2020 and into 2021.

On April 27, 2020, we amended our existing senior credit facilities, comprised of a term loan and revolving credit facility, obtaining approval from 97% of our creditors. The amendment granted a waiver of the leverage covenant until June 30, 2021, and provides for a relaxed covenant until June 30, 2022. Additionally, the amendment allows us to incur up to $750 million of additional first lien debt.

Outlook

We anticipate revenues being approximately 80% lower in April and May compared to the prior year, with a gradual recovery in June and improving thereafter, as shelter in place restrictions are lifted and leisure travel begins to resume. Our current reservations show improvement in June and sequentially increase over the balance of the summer.

In markets where shelter in place restrictions are being lifted, we are seeing early indications of improving demand, leaving us optimistic for the third quarter. Given the significant cancellations of vehicle orders, which reduce the number of units being added to our fleet, we anticipate needing to dispose of fewer vehicles over the next three months.

As the economy begins to reopen, we are emphasizing safety, trust and empathy in all of our actions. We believe renting a vehicle will be an attractive alternative to other forms of transportation as travel activities resume. We have enhanced our cleaning protocols, including utilizing disinfectant that is CDC-recommended and EPA certified to be effective against human coronavirus, including novel pathogens such as the one responsible for COVID-19.

“Car rental is a clean and safe form of transportation,” said Ferraro. “Empowering our customers to control their own environment as they travel is a key differentiator. We have a strong legacy of providing clean vehicles and improving the customer experience. In times of uncertainty, our customers can count on us to get them wherever they need to go both safely and conveniently.”

Investor Conference Call

We will host a conference call to discuss first quarter results and our outlook on May 5, 2020, at 7:00 a.m. (ET). Investors may access the call at ir.avisbudgetgroup.com or by dialing (877) 407-2991 and a replay will available on our website and at (877) 660-6853 using conference code 13702810.

About Avis Budget Group

Avis Budget Group, Inc. is a leading global provider of mobility solutions, both through its Avis and Budget brands, which have more than 11,000 rental locations in approximately 180 countries around the world, and through its Zipcar brand, which is the world's leading car sharing network with more than one million members. Avis Budget Group operates most of its car rental offices in North America, Europe and Australasia directly, and operates primarily through licensees in other parts of the world. Avis Budget Group is headquartered in Parsippany, N.J. More information is available at avisbudgetgroup.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements.” Any statements that refer to outlook, expectations or other characterizations of future events, circumstances or results, including all statements related to our future results, impact from the coronavirus, cost-saving actions, and cash flows are forward-looking statements. Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to, the severity and duration of the COVID-19 outbreak and related travel restrictions, the high level of competition in the mobility industry, changes in our fleet costs as a result of a change in the cost of new vehicles, manufacturer recalls and/or the value of used vehicles, disruption in the supply of new vehicles, disposition of vehicles not covered by manufacturer repurchase programs, the financial condition of the manufacturers that supply our rental vehicles which could affect their ability to perform their obligations under our repurchase and/or guaranteed depreciation arrangements, any further deterioration in economic conditions generally, particularly during our peak season and/or in key market segments, any further deterioration in travel demand, including airline passenger traffic, any occurrence or threat of terrorism, any changes to the cost or supply of fuel, risks related to acquisitions or integration of acquired businesses, risks associated with litigation, governmental or regulatory inquiries or investigations, risks related to the security of our information technology systems, disruptions in our communication networks, changes in tax or other regulations, a significant increase in interest rates or borrowing costs, our ability to obtain financing for our global operations, including the funding of our vehicle fleet via asset-backed securities markets, any fluctuations related to the mark-to-market of derivatives which hedge our exposure to exchange rates, interest rates and fuel costs, our ability to meet the covenants contained in the agreements governing our indebtedness, and our ability to accurately estimate our future results and implement our cost savings actions. Other unknown or unpredictable factors could also have material adverse effects on the Company’s performance or achievements. Important assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements are specified in Avis Budget Group’s Annual Report on Form 10-K for the year ended December 31, 2019 and Quarterly Report on Form 10-Q for the three months ended March 31, 2020 and in other filings and furnishings made by the Company with the Securities and Exchange Commission (the "SEC") from time to time. The Company undertakes no obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

Non-GAAP Financial Measures and Key Metrics

This release includes financial measures such as Adjusted EBITDA and Adjusted free cash flow, as well as other financial measures that exclude certain items that are not considered generally accepted accounting principles (“GAAP”) measures as defined under SEC rules. Important information regarding such measures is contained on Table 1, Table 4, Table 5 and Appendix I of this release. The Company and its management believe that these non-GAAP measures are useful to investors in measuring the comparable results of the Company period-over-period. The GAAP measures most directly comparable to Adjusted EBITDA, Adjusted free cash flow, Adjusted pretax income (loss), Adjusted net income (loss) and Adjusted diluted earnings (loss) per share are net income (loss), net cash provided by operating activities, income (loss) before income taxes, net income (loss) and diluted earnings (loss) per share, respectively. Foreign currency translation effects on the Company’s results are quantified by translating the current period’s non-U.S. dollar-denominated results using the currency exchange rates of the prior period of comparison including any related gains and losses on currency hedges. Per-unit fleet costs, which represent vehicle depreciation, lease charges and gain or loss on vehicle sales, divided by average rental fleet, are calculated on a per-month basis.

Contact
David Calabria
IR@avisbudget.com
PR@avisbudget.com

# # #
Tables Follow

Table 1
Avis Budget Group, Inc.
SUMMARY DATA SHEET
(In millions, except per share data)

	Three Months Ended March 31,
	2020	2019	% Change
Income Statement and Other Items
Revenues	$1,753	$1,920	(9)%
Loss before income taxes	(265)	(136)	(95)%
Net loss	(158)	(91)	(74)%
Loss per share - diluted	(2.16)	(1.20)	(80)%

Adjusted Earnings Measures (non-GAAP) (A)
Adjusted EBITDA	(87)	(1)	n/m
Adjusted pretax loss	(191)	(93)	n/m
Adjusted net loss	(103)	(59)	(75)%
Adjusted loss per share - diluted	(1.40)	(0.78)	(79)%

	As of
	March 31, 2020	December 31, 2019
Balance Sheet Items
Cash and cash equivalents	$679	$686
Vehicles, net	12,815	12,177
Debt under vehicle programs	11,998	11,068
Corporate debt	3,514	3,435
Stockholders' equity	292	656

Segment Results
	Three Months Ended March 31,
	2020	2019	% Change
Revenues
Americas	$1,257	$1,327	(5)%
International	496	593	(16)%
Corporate and Other	—	—	n/m
Total Company	$1,753	$1,920	(9)%

Adjusted EBITDA
Americas	$(30)	$35	n/m
International	(40)	(21)	(90)%
Corporate and Other	(17)	(15)	n/m
Total Company	$(87)	$(1)	n/m

_______
n/m	Not meaningful.
(A)	See Table 5 for reconciliations of non-GAAP measures and Appendix I for definitions.

Table 2

Avis Budget Group, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)

	Three Months Ended March 31,
	2020	2019
Revenues	$1,753	$1,920

Expenses
Operating	1,058	1,071
Vehicle depreciation and lease charges, net	459	485
Selling, general and administrative	251	284
Vehicle interest, net	83	81
Non-vehicle related depreciation and amortization	69	67
Interest expense related to corporate debt, net:
Interest expense	48	42
Early extinguishment of debt	4	—
Restructuring and other related charges	44	21
Transaction-related costs, net	2	5
Total expenses	2,018	2,056

Loss before income taxes	(265)	(136)
Benefit from income taxes	(107)	(45)
Net loss	$(158)	$(91)

Loss per share - diluted
Basic	$(2.16)	$(1.20)
Diluted	$(2.16)	$(1.20)

Weighted average shares outstanding
Basic	72.9	75.8
Diluted	72.9	75.8

Table 3
Avis Budget Group, Inc.
KEY METRICS SUMMARY

	Three Months Ended March 31,
	2020	2019	% Change

Americas

Rental Days (000’s)	23,458	24,709	(5)%
Revenue per Day, excluding exchange rate effects (A)	$53.61	$53.74	0%
Average Rental Fleet	416,937	397,008	5%
Vehicle Utilization	61.8%	69.2%	(740) bps
Per-Unit Fleet Costs per Month, excluding exchange rate effects (A)	$266	$297	(10)%

International

Rental Days (000’s)	11,067	12,456	(11)%
Revenue per Day, excluding exchange rate effects (A)	$46.61	$47.59	(2)%
Average Rental Fleet	192,755	197,693	(2)%
Vehicle Utilization	63.1%	70.0%	(690) bps
Per-Unit Fleet Costs per Month, excluding exchange rate effects (A)	$227	$223	2%

Total

Rental Days (000’s)	34,525	37,165	(7)%
Revenue per Day, excluding exchange rate effects (A)	$51.36	$51.67	(1)%
Average Rental Fleet	609,692	594,701	3%
Vehicle Utilization	62.2%	69.4%	(720) bps
Per-Unit Fleet Costs per Month, excluding exchange rate effects (A)	$253	$272	(7)%
_______
Refer to Table 6 for key metrics calculations and Appendix I for key metrics definitions.
(A)	The following metrics include changes in currency exchange rates:
	Three Months Ended March 31,
	2020	2019	% Change

Americas

Revenue per Day	$53.59	$53.74	0%
Per-Unit Fleet Costs per Month	$265	$297	(11)%

International

Revenue per Day	$44.77	$47.59	(6)%
Per-Unit Fleet Costs per Month	$219	$223	(2)%

Total

Revenue per Day	$50.76	$51.67	(2)%
Per-Unit Fleet Costs per Month	$251	$272	(8)%

Table 4 (page 1 of 2)

Avis Budget Group, Inc.
CONSOLIDATED CONDENSED SCHEDULES OF CASH FLOWS AND ADJUSTED FREE CASH FLOWS
(In millions)

CONSOLIDATED CONDENSED SCHEDULE OF CASH FLOWS

Three Months Ended March 31, 2020
Operating Activities
Net cash provided by operating activities	$370

Investing Activities
Net cash used in investing activities exclusive of vehicle programs	$(92)
Net cash used in investing activities of vehicle programs	(1,390)
Net cash used in investing activities	$(1,482)

Financing Activities
Net cash provided by (used in) financing activities exclusive of vehicle programs	$(14)
Net cash provided by (used in) financing activities of vehicle programs	976
Net cash provided by (used in) financing activities	$962

Effect of changes in exchange rates on cash and cash equivalents, program and restricted cash	(29)
Net change in cash and cash equivalents, program and restricted cash	(179)
Cash and cash equivalents, program and restricted cash, beginning of period (A)	900
Cash and cash equivalents, program and restricted cash, end of period (B)	$721

_______
(A)	Consists of cash and cash equivalents of $686 million, program cash of $211 million and restricted cash of $3 million.
(B)	Consists of cash and cash equivalents of $679 million, program cash of $39 million and restricted cash of $3 million.

CONSOLIDATED SCHEDULE OF ADJUSTED FREE CASH FLOWS (C)

Three Months Ended March 31, 2020
Income before income taxes	$(265)
Add-back of non-vehicle related depreciation and amortization	69
Add-back of debt extinguishment costs	4
Add-back of restructuring and other related costs	44
Add-back of non-operational charges related to shareholder activist activity	4
Add-back of transaction-related costs	2
Add-back of COVID-19 charges	7
Working capital and other	76
Capital expenditures	(49)
Tax payments, net of refunds	(5)
Vehicle programs and related (D)	194
Adjusted free cash flow	$81

Acquisition and related payments, net of acquired cash (E)	$(30)
Borrowings, net of debt repayments	92
Restructuring and other related payments	(16)
Transaction-related payments	(2)
Non-operational payments related to shareholder activist activity	(3)
Issuance of common stock	15
Repurchases of common stock	(118)
Change in program cash	(166)
Foreign exchange effects, financing costs and other	(32)
Net change in cash and cash equivalents, program and restricted cash (per above)	$(179)

_______
(C)	See Appendix I for the definition of Adjusted free cash flow.
(D)	Includes vehicle-backed borrowings (repayments) that are incremental to amounts required to fund incremental (reduced) vehicle and vehicle-related assets.
(E)	Excludes $21 million of vehicles purchased as a part of North America licensee acquisitions, which were financed through incremental vehicle-backed borrowings.

Table 4 (page 2 of 2)

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO ADJUSTED FREE CASH FLOW

Three Months Ended March 31, 2020
Net cash provided by operating activities (per above)	$370
Investing activities of vehicle programs	(1,390)
Financing activities of vehicle programs	976
Capital expenditures	(43)
Proceeds received on sale of assets and nonmarketable equity securities	2
Change in program cash	166
Acquisition and disposition-related payments	(21)
Non-operational payments related to shareholder activist activity	3
Restructuring and other related payments	16
Transaction-related payments	2
Adjusted free cash flow (per above)	$81

Table 5
Avis Budget Group, Inc.
DEFINITIONS AND RECONCILIATIONS OF NON-GAAP MEASURES
(In millions, except per share data)

The accompanying press release includes certain non-GAAP (generally accepted accounting principles) financial measures as defined under SEC rules. To the extent not provided in the press release or accompanying tables, we have provided the reasons we present these non-GAAP financial measures and a description of what they represent in Appendix I. For each non-GAAP financial measure a reconciliation to the most comparable GAAP financial measure is calculated and presented below with reconciliations of net loss, loss before income taxes and diluted loss per share to Adjusted EBITDA and our Adjusted earnings measures.

		Three Months Ended March 31,
Reconciliation of net loss to Adjusted EBITDA:		2020	2019

	Net loss	$(158)	$(91)
	Benefit from income taxes	(107)	(45)
	Loss before income taxes	(265)	(136)

	Add certain items:
	Restructuring and other related charges	44	21
	Acquisition-related amortization expense	13	17
	COVID-19 charges (A)	7	—
	Early extinguishment of debt	4	—
	Non-operational charges related to shareholder activist activity (B)	4	—
	Transaction-related costs, net	2	5
	Adjusted pretax loss	(191)	(93)

Add:	Non-vehicle related depreciation and amortization (excluding acquisition-related amortization expense)	56	50
	Interest expense related to corporate debt, net (excluding early extinguishment of debt)	48	42
	Adjusted EBITDA	$(87)	$(1)

Reconciliation of net loss to adjusted net loss:

	Net loss	$(158)	$(91)
	Add certain items, net of tax:
	Restructuring and other related charges	33	16
	Acquisition-related amortization expense	10	12
	COVID-19 charges	5	—
	Early extinguishment of debt	3	—
	Non-operational charges related to shareholder activist activity	3	—
	Transaction-related costs, net	1	4
	Adjusted net loss	$(103)	$(59)

	Loss per share - Diluted	$(2.16)	$(1.20)

	Adjusted diluted loss per share	$(1.40)	$(0.78)

	Shares used to calculate Adjusted diluted loss per share	72.9	75.8

_______
(A)	Reported within operating expenses in our Consolidated Statements of Operations.
(B)	Reported within selling, general and administrative expenses in our Consolidated Statements of Operations.

Table 6
Avis Budget Group, Inc.
KEY METRICS CALCULATIONS
($ in millions, except as noted)

	Three Months Ended March 31, 2020			Three Months Ended March 31, 2019
	Americas	International	Total	Americas	International	Total
Revenue per Day (RPD)
Revenue	$1,257	$496	$1,753	$1,327	$593	$1,920
Currency exchange rate effects	—	20	20	—	—	—
Revenue excluding exchange rate effects	1,257	516	1,773	1,327	593	1,920
Rental days (000's)	23,458	11,067	34,525	24,709	12,456	37,165
RPD excluding exchange rate effects (in $'s)	$53.61	$46.61	$51.36	$53.74	$47.59	$51.67

Vehicle Utilization
Rental days (000's)	23,458	11,067	34,525	24,709	12,456	37,165
Average rental fleet	416,937	192,755	609,692	397,008	197,693	594,701
Number of days in period	91	91	91	90	90	90
Available rental days (000's)	37,941	17,541	55,482	35,731	17,792	53,523
Vehicle utilization	61.8%	63.1%	62.2%	69.2%	70.0%	69.4%

Per-Unit Fleet Costs
Vehicle depreciation and lease charges, net	$332	$127	$459	$353	$132	$485
Currency exchange rate effects	—	5	5	—	—	—
	$332	$132	$464	$353	$132	$485
Average rental fleet	416,937	192,755	609,692	397,008	197,693	594,701
Per-unit fleet costs (in $'s)	$797	$682	$760	$890	$668	$816
Number of months in period	3	3	3	3	3	3
Per-unit fleet costs per month excluding exchange rate effects (in $'s)	$266	$227	$253	$297	$223	$272

_______
Our calculation of rental days and revenue per day may not be comparable to the calculation of similarly-titled metrics by other companies. Currency exchange rate effects are calculated by translating the current-year results at the prior-period average exchange rates plus any related gains and losses on currency hedges.

Appendix I
Avis Budget Group, Inc.
DEFINITIONS OF NON-GAAP MEASURES AND KEY METRICS

Adjusted EBITDA
The accompanying press release presents Adjusted EBITDA, which represents income (loss) from continuing operations before non-vehicle related depreciation and amortization, any impairment charges, restructuring and other related charges, early extinguishment of debt costs, non-vehicle related interest, transaction-related costs, net charges for unprecedented personal-injury legal matters, non-operational charges related to shareholder activist activity, gain on sale of equity method investment in China, COVID-19 charges and income taxes. Net charges for unprecedented personal-injury legal matters and gain on sale of equity method investment in China are recorded within operating expenses in our consolidated condensed statement of operations. Non-operational charges related to shareholder activist activity include third party advisory, legal and other professional service fees and are recorded within selling, general and administrative expenses in our consolidated results of operations. COVID-19 charges include unusual, direct and incremental costs due to COVID-19 global pandemic such as overflow parking for idle vehicles, incremental cleaning supplies to sanitize vehicles and facilities, and losses associated with vehicles damaged in overflow parking lots and are recorded within operating expenses in our consolidated condensed statement of operations. We have revised our definition of Adjusted EBITDA to exclude COVID-19. We did not revised prior years' Adjusted EBITDA amounts because there were no other charges similar in nature to these. Adjusted EBITDA includes stock-based compensation expense and deferred financing fee amortization totaling $4 million and $11 million in first quarter 2020 and 2019, respectively.

We believe that Adjusted EBITDA is useful to investors as a supplemental measure in evaluating the aggregate performance of our operating businesses and in comparing our results from period to period. Adjusted EBITDA is the measure that is used by our management, including our chief operating decision maker, to perform such evaluation. Adjusted EBITDA is also a component in the determination of management's compensation. Adjusted EBITDA should not be considered in isolation or as a substitute for net income or other income statement data prepared in accordance with GAAP and our presentation of Adjusted EBITDA may not be comparable to similarly-titled measures used by other companies. A reconciliation of Adjusted EBITDA from net income (loss) recognized under GAAP is provided on Table 5.

Adjusted Earnings Non-GAAP Measures
The accompanying press release and tables present Adjusted pretax income (loss), Adjusted net income (loss) and Adjusted diluted earnings (loss) per share, which exclude certain items. We believe that these measures referred to above are useful to investors as supplemental measures in evaluating the aggregate performance of the Company. We exclude restructuring and other related charges, transaction-related costs, costs related to early extinguishment of debt and certain other items as such items are not representative of the results of operations of our business less a provision for income taxes derived utilizing applicable statutory tax rates for each item. A reconciliation of our Adjusted earnings Non-GAAP measures from the appropriate measures recognized under GAAP is provided on Table 5.

Adjusted Free Cash Flow
Represents Net Cash Provided by Operating Activities adjusted to reflect the cash inflows and outflows relating to capital expenditures, the investing and financing activities of our vehicle programs, asset sales, if any, and to exclude debt extinguishment costs, transaction-related costs, restructuring and other related charges, COVID-19 charges and non-operational charges related to shareholder activist activity. We have revised our definition of Adjusted Free Cash Flow to exclude COVID-19 charges and have not revised prior years' Adjusted Free Cash Flow amounts as there were not other charges similar in nature these. We believe this change is meaningful to investors as it brings the measurement in line with our other non-GAAP measures. We believe that Adjusted Free Cash Flow is useful to management and investors in measuring the cash generated that is available to be used to repay debt obligations, repurchase stock, pay dividends and invest in future growth through new business development activities or acquisitions. Adjusted Free Cash Flow should not be construed as a substitute in measuring operating results or liquidity, and our presentation of Adjusted Free Cash Flow may not be comparable to similarly-titled measures used by other companies. A reconciliation of Adjusted Free Cash Flow to the appropriate measure recognized under GAAP is provided on Table 4.

Available Rental Days
Defined as Average Rental Fleet times the numbers of days in a given period.

Average Rental Fleet
Represents the average number of vehicles in our fleet during a given period of time.

Currency Exchange Rate Effects
Represents the difference between current-period results as reported and current-period results translated at the prior-period average exchange rates plus any related currency hedges.

Net Corporate Debt
Represents corporate debt minus cash and cash equivalents.

Net Corporate Leverage
Represents Net Corporate Debt divided by Adjusted EBITDA for the twelve months prior to the date of calculation.

Per-Unit Fleet Costs
Represents vehicle depreciation, lease charges and gain or loss on vehicles sales, divided by Average Rental Fleet.

Rental Days
Represents the total number of days (or portion thereof) a vehicle was rented during a 24-hour period.

Revenue per Day
Represents revenues divided by Rental Days.

Vehicle Utilization
Represents Rental Days divided by Available Rental Days.